Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
SHOPIFY INC.
(Exact name of registrant as specified in its charter)

Canada	30-083065
(Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)
150 Elgin Street, 8th Floor
Ottawa, Ontario, Canada K2P 1L4
(613) 241-2828
(Address of Registrant's Principal Executive Offices)

Stock Option Plan
Long Term Incentive Plan
(Full title of the plan)

CT Corporation System
209 Orange Street, Wilmington, DE, 19801
(Name and address of agent for service)

(302) 658-7581
(Telephone number, including area code, of agent for service)
_______________________
Copy to:

Joseph A. Frasca
Shopify Inc.
150 Elgin Street, 8th Floor
Ottawa, Ontario, Canada
K2P 1L4
(613) 241-2828
_______________________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
(Do not check if a smaller reporting company)

_____________________
CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(2)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price (3)	Amount of registration fee
Class A subordinate voting shares(1)	1,500,000	$26.45	$39,675,000	$3,995.27

Notes:

(1)
The Class A subordinate voting shares being registered relate to Class A subordinate voting shares issuable in exchange for stock options issued pursuant to the Shopify Inc. Stock Option Plan and in exchange for Restricted Share Units issued pursuant to the Shopify Inc. Long Term Incentive Plan.

(2)
Pursuant to Rule 416 under the U.S. Securities Act of 1933, as amended (the “Securities Act”), the number of Class A subordinate voting shares being registered hereby shall be adjusted to include any additional Class A subordinate voting shares that may become issuable as a result of stock splits, stock dividends, recapitalizations or any other similar transactions effected without the receipt of consideration that results in an increase in the number of the Registrant’s outstanding Class A subordinate voting shares in accordance with the provisions of the Stock Option Plan and the Long Term Incentive Plan.

(3)
Estimated solely for the purpose of calculating the registration fee pursuant to paragraphs (c) and (h) (1) of Rule 547 under the U.S. Securities Act of 1933 (the "Securities Act") on the basis of the average of the high and low prices for the Class A subordinate voting shares on the New York Stock Exchange on May 10, 2016.

INCORPORATION BY REFERENCE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 1,500,000 shares of the Registrant’s Class A subordinate voting shares that may be issued pursuant to the Registrant’s Stock Option Plan and Long Term Incentive Plan (collectively, the “Plans”). The Registrant previously registered 370,000 Class A subordinate voting shares for issuance under the Plans pursuant to a Registration Statement on Form S-8 filed with the Securities and Exchange Commission on May 29, 2015 (File No. 333-204568). Pursuant to General Instruction E to Form S-8, the contents of such Registration Statement on Form S-8 are hereby incorporated by reference herein, except to the extent supplemented or amended or superseded by the information set forth herein.

Item 8. Exhibits

Exhibit No.	Description
4.1	Specimen Class A subordinate voting certificate(1)
4.3	Restated Articles of Incorporation of the Registration(2)
4.4	By-laws of the Registrant(2)
5.1	Opinion of Stikeman Elliott LLP.
23.1	Consent of Stikeman Elliott LLP (included in Exhibit 5.1 to this Registration Statement)
23.2	Consent of PricewaterhouseCoopers LLP.
24.1	Power of Attorney (included on page 5 of this Registration Statement)

__________________________

(1)	Incorporated by reference to the Registrant’s Registration Statement on Form F-1, filed with the Commission on May 6, 2015.

(2)	Incorporated by reference to the Registrant’s Report on Form 6-K, furnished to the Commission on May 29, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ottawa, Province of Ontario, Canada on May 12, 2016.

SHOPIFY INC.

By: /s/ Joseph A. Frasca
Name: Joseph A. Frasca
Title: Senior Vice President General Counsel
and Secretary

POWER OF ATTORNEY

Each person whose signature appears below authorizes Joseph A. Frasca and Russell Jones as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, this Registration Statement on Form S-8 and any amendment thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)) necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 12, 2016.

Signature	Title

/s/ Tobias Lütke Tobias Lütke	Chief Executive Officer and Director (Principal Executive Officer)

/s/ Russell Jones Russell Jones	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ Robert Ashe Robert Ashe	Director

/s/ Steven Collins Steven Collins	Director

/s/ Jeremy Levine Jeremy Levine	Director

/s/ Trevor Oelschig Trevor Oelschig	Director

/s/ John Phillips John Phillips	Director

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, the undersigned certifies that it is the duly authorized United States representative of Shopify Inc. and has duly caused this Registration Statement on Form S-8 to be signed by the undersigned, thereunto duly authorized, in the City of Ottawa, Province of Ontario, Canada on May 12, 2016.

Shopify Payments (USA) Inc.
(Authorized Representative in the United States

By: /s/ Joseph A. Frasca
Name: Joseph A. Frasca
Title: Secretary

EXHIBIT INDEX

Exhibit No.	Description
4.1	Specimen Class A subordinate voting certificate(1)
4.3	Restated Articles of Incorporation of the Registration(2)
4.4	By-laws of the Registrant(2)
5.1	Opinion of Stikeman Elliott LLP.
23.1	Consent of Stikeman Elliott LLP (included in Exhibit 5.1 to this Registration Statement)
23.2	Consent of PricewaterhouseCoopers LLP.
24.1	Power of Attorney (included on page 5 of this Registration Statement)

__________________________

(1)	Incorporated by reference to the Registrant’s Registration Statement on Form F-1, filed with the Commission on May 6, 2015.

(2)	Incorporated by reference to the Registrant’s Report on Form 6-K, furnished to the Commission on May 29, 2015.